EXHIBIT 99.1

News

Investor Contact: Chip Merritt

610-738-6376

cmerritt@cephalon.com

Media Contact: Robert W. Grupp

610-738-6402

rgrupp@cephalon.com

For Immediate Release

Cephalon, Inc. Reports First Quarter Financial Results

Earnings Exceed Expectations;

Diluted Adjusted Earnings Per Share Increase 57 Percent;

Quarterly Sales Increase 53 Percent;

Cephalon Reiterates 2004 Sales and Earnings Guidance

West Chester, PA – May 3, 2004 – Cephalon, Inc. (Nasdaq: CEPH) today reported first quarter 2004 revenue of $215.0 million and diluted earnings per share of $0.37, which includes a $4.2 million pre-tax gain associated with benefits changes at Cephalon France and a $1.0 million pre-tax charge related to the early retirement of debt.  Excluding these items, diluted adjusted earnings per share were $0.33, exceeding the company’s guidance of $0.28 per share.  These results compare with revenue of $144.7 million and diluted adjusted earnings per share of $0.21 in the first quarter 2003.

Strong prescription growth continues to drive increased sales for the company’s three key products.  Sales of PROVIGIL® (modafinil) Tablets [C-IV] increased 69 percent over the first quarter of 2003 to $94.5 million.  Sales of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] increased 52 percent to $70.2 million, and sales of GABITRIL® (tiagabine hydrochloride) increased 79 percent to $22.7 million.  In addition, Cephalon reported other product sales of $23.0 million in the first quarter of 2004.

“Continued strong growth in sales has enabled Cephalon to consistently report record earnings over the past several years,” said Frank Baldino Jr., Ph.D., Chairman and CEO of Cephalon.  “What is notable about 2004 is that we are positioned for yet another year of strong earnings growth while investing meaningfully in the development of new products and additional indications for our existing products.”

—more—

SOURCE:  Cephalon, Inc.  •  145 Brandywine Parkway  •  West Chester, PA  19380-4245  •  (610) 344-0200  •  Fax (610) 344-0065

Cephalon is reiterating 2004 sales guidance of $900-$950 million; this includes PROVIGIL sales of $375-$425 million, ACTIQ sales of $325-$375 million, GABITRIL sales of $80-$90 million. Guidance is for other products sales of $80-$90 million, and 2004 diluted adjusted earnings per share guidance of approximately $2.00, a 30 percent increase over diluted adjusted earnings per share in 2003.

The company is introducing second quarter sales guidance of $220-$230 million and diluted earnings per share guidance of $0.38, a 23 percent increase over the diluted earnings per share in the second quarter of 2003.  Consistent with prior years, the company expects continued sales growth to yield greater earnings per share as 2004 progresses.  2004 guidance excludes the impact of closing the CIMA LABS INC. transaction.

Cephalon’s management will discuss the company’s first quarter results with analysts and investors during a conference call beginning at 5 p.m. U.S. EDT on Monday, May 3, 2004. To participate in the conference call, dial 913-981-5517 and refer to Conference Code Number 430225. Individual investors are encouraged to log onto the “Investor Information” section of www.cephalon.com and click on the “Webcast” link to access the live call.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

Cephalon currently employs approximately 2,000 people in the United States and Europe. U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah. Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

The company currently markets three proprietary products in the United States: PROVIGIL, GABITRIL, ACTIQ and more than 20 products internationally. Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, yearly and quarterly sales and earnings guidance, including the anticipated quarterly trend of such guidance in 2004, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted EBITDA”, “Adjusted Net Income”, “Basic Adjusted Income per Common Share”, “Diluted Adjusted Income Per Common Share”, and “Diluted Adjusted Earnings Per Share Guidance” amounts that  are considered “non-GAAP financial measures” under SEC rules.  As required, we have provided reconciliations of these measures.  Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

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Cephalon, Inc. and Subsidiaries

Consolidated Statements of Income

(Amounts in Thousands, Except per Share)

(Unaudited)

	Three Months Ended March 31,
	2004	2003

Revenues:
Sales	$210,391	$137,593
Other revenues	4,591	7,104
	214,982	144,697
Costs and Expenses:
Cost of sales	25,977	20,538
Research and development	56,482	33,107
Selling, general and administrative	82,502	55,155
Depreciation and amortization	11,497	10,641
	176,458	119,441

Income from operations	38,524	25,256

Other Income and Expense:
Interest income	3,246	2,594
Interest expense	(5,890)	(8,536)
Charge on early extinguishment of debt	(961)	—
Other income (expense), net	(466)	424

Income before income taxes	34,453	19,738

Income tax expense	(12,742)	(7,500)

Net income applicable to common shares	$21,711	$12,238

Basic income per common share	$0.39	$0.22

Diluted income per common share	$0.37	$0.21

Weighted average number of common shares outstanding	55,905	55,452

Weighted average number of common shares outstanding-assuming dilution	64,999	57,090

OTHER DATA:

Reconciliation of Net Income Applicable to Common Shares to Adjusted Net Income:

Net income applicable to common shares	$21,711	$12,238

Charge on early extinguishment of debt	605	—
Pension curtailment - French subsidiary	(2,655)	—

Adjusted net income	$19,661	$12,238

Basic adjusted income per common share	$0.35	$0.22

Diluted adjusted income per common share	$0.33	$0.21

Weighted average number of common shares outstanding	55,905	55,452

Weighted average number of common shares outstanding - assuming dilution	64,999	57,090

	Three Months Ended March 31,
	2004	2003
Reconciliation of Income from Operations to Adjusted EBITDA:

Income from operations	$38,524	$25,256

Depreciation and amortization	11,497	10,641

Pension curtailment - French subsidiary	(4,214)	—

Adjusted EBITDA *	$45,807	$35,897

* Adjusted EBITDA is defined as income from operations less depreciation and amortization, and therefore, by definition, also excludes interest income and expense, charge on early extinguishment of debt, gain on pension curtailment, foreign currency exchange, and income tax expense.

Note: Certain reclassification of prior year costs and expenses have been made to conform with the current year presentation.

Cephalon, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in Thousands)

	March 31,	December 31,
	2004	2003
	(Unaudited)
Assets

Cash and cash equivalents	$1,093,237	$1,115,699

Investments	53,292	39,464

Receivables, net	104,557	86,348

Inventory, net	64,581	61,249

Other current assets	21,137	9,198

Property and equipment, net	130,853	126,442

Goodwill	298,769	298,769

Other intangible assets, net	316,914	326,445

Debt issuance costs, net	33,051	35,250

Deferred tax asset, including current portion, net	218,206	226,478

Other assets	56,695	56,314

	$2,391,292	$2,381,656

Liabilities and stockholders’ equity

Accounts payable and accrued expenses	$124,681	$127,629

Deferred revenue, including current portion	2,079	2,158

Debt, including current portion	1,412,447	1,419,054

Deferred tax liabilities	44,922	45,665

Other liabilities	12,616	16,780

Stockholders’ equity	794,547	770,370

	$2,391,292	$2,381,656

Cephalon, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in Thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,711	$12,238
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,269	2,100
Tax benefit from exercise of stock options	2,270	—
Depreciation and amortization	12,239	10,641
Amortization of debt issuance costs	2,209	792
Stock-based compensation expense	1,247	813
Non-cash charge on early extinguishment of debt	961	—
Pension curtailment	(4,214)	—
Loss on disposals of property and equipment	430	—
Other	—	(595)
Increase (decrease) in cash due to changes in assets and liabilities, net of effect from acquisition:
Receivables	(19,221)	(5,530)
Inventory	(4,189)	(5,872)
Other assets	(4,907)	(11,076)
Accounts payable, accrued expenses and deferred revenues	(1,902)	(427)
Other liabilities	479	1,140

Net cash provided by operating activities	9,382	4,224

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9,188)	(5,917)
Investments in non-marketable securities	—	(32,975)
Acquistion of intangible assets	(240)	—
Sales and maturities (purchases) of investments, net	(14,009)	16,908

Net cash used for investing activities	$(23,437)	(21,984)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	5,377	861
Principal payments on and retirements of long-term debt	(10,986)	(2,643)

Net cash used for financing activities	(5,609)	(1,782)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,798)	1,010

NET DECREASE IN CASH AND CASH EQUIVALENTS	(22,462)	(18,532)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,115,699	486,097

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,093,237	$467,565

Cephalon, Inc. and Subsidiaries

Consolidated Sales Detail

(Amounts in Thousands)

(Unaudited)

	Three Months Ended		%
	March 31,		Increase
	2004	2003	(Decrease)
Sales:
Provigil	$94,553	$55,789	69%
Actiq	70,156	46,201	52%
Gabitril	22,711	12,672	79%
Other	22,971	22,931	0%

	$210,391	$137,593	53%